Exhibit 99.(h)(8)(iii)

Schedule B

Dated October 29, 2015
To The
Expense Limitation Agreement
Dated July 29, 2013
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 6/30	Class	Expense Limit	Termination Date
Touchstone International Small Cap Fund	A	1.55%	October 30, 2016
	C	2.30%	October 30, 2016
	Y	1.30%	October 30, 2016
	Institutional	1.18%	October 30, 2016
Touchstone Large Cap Fund	A	1.12%	October 30, 2016
	C	1.87%	October 30, 2016
	Y	0.87%	October 30, 2016
	Institutional	0.77%	October 30, 2016
Touchstone Small Cap Value Opportunities Fund	A	1.43%	October 30, 2016
	C	2.18%	October 30, 2016
	Y	1.18%	October 30, 2016
	Institutional	1.10%	October 30, 2016
Touchstone Value Fund	A	1.08%	October 30, 2016
	C	1.83%	October 30, 2016
	Y	0.83%	October 30, 2016
	Institutional	0.68%	October 30, 2016

This Schedule B to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Jill T. McGruder

TOUCHSTONE ADVISORS, INC.

By:	/s/ Jill T. McGruder

By:	/s/ Terrie A. Wiedenheft